Exhibit 99.1
For more information, contact:
Tom Miller
Chief Financial Officer
(818) 444-2325
tmiller@ixiacom.com
Ixia Announces 2009 Third Quarter Results
CALABASAS, CA— October 28, 2009— Ixia (Nasdaq: XXIA) today reported its financial results for the third quarter ended September 30, 2009.
Total revenues for the 2009 third quarter were $46.4 million compared to $47.3 million in the 2008 third quarter. Revenues for the 2009 third quarter include $7.5 million attributable to Catapult Communications Corporation (“Catapult”). On a GAAP basis, the Company recorded a net loss for the 2009 third quarter of $6.2 million, or $0.10 per share, compared to net income of $483,000, or $0.01 per diluted share, for the 2008 third quarter.
Non-GAAP net income for the 2009 third quarter was $1.5 million, or $0.02 per diluted share, compared to non-GAAP net income of $6.3 million, or $0.10 per diluted share, for the 2008 third quarter. Ixia’s non-GAAP 2009 third quarter results exclude charges of $1.6 million related to stock-based compensation, $880,000 for acquisition-related costs, $3.8 million for the amortization of acquired intangible assets, $2.5 million related to restructuring expenses, $1.0 million for certain inventory write-downs and $1.4 million related to the impairment of certain investments, and a net tax benefit of $3.4 million related to these items. Non-GAAP results for the 2008 third quarter exclude charges of $2.4 million related to stock-based compensation, $1.4 million for the amortization of acquired intangible assets and $4.3 million related to the impairment of certain investments, and a net tax benefit of $2.2 million related to these items.
“Ixia delivered solid revenues and executed on multiple fronts during the quarter, including the Catapult integration and the release of our next generation IxNetwork Layer 2-3 test solution,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “The integration of Catapult is nearly complete with unified sales and engineering teams operating effectively around the globe. In our first full quarter of operating Ixia and Catapult as one business, we experienced meaningful sequential growth in orders, both for our core wired products as well as for our wireless offerings. In addition, sales of our 10 Gigabit Ethernet products hit a new high and our Asia Pacific business rebounded nicely. On the cost side, we are starting to see some benefits from the restructuring plan announced in the second quarter and have moved quickly to realize cost synergies related to the Catapult business. Going forward, we will continue to focus on improving our operating results while also executing on critical initiatives to strengthen our position in the market, such as our recently announced acquisition of Agilent Technologies’ N2X Data Network Testing Product line. This acquisition, when completed on or about October 30, 2009, will further fortify Ixia as a global leader in Converged Ethernet IP and LTE testing.”
As of September 30, 2009, Ixia had cash, cash equivalents and investments of $129 million and no debt.
Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2009 third quarter results and its business outlook for the 2009 fourth quarter. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web Site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web Site for 90 days.
Non-GAAP Information

To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain charges such as stock-based compensation expenses, acquisition related costs incurred in 2009, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory write-downs and the impairment charges related to certain investments, as well as the related income tax effects of such items. The aforementioned charges represent charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading provider of converged IP performance test systems and service verification platforms for wireless and wired infrastructures and services. Ixia’s test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments and enterprises to validate the performance and reliability of complex networks, devices, and applications. Ixia’s multiplay test systems address the growing need to test voice, video, and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia, IxNetwork and the Ixia four petal logo are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, cost savings, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks, uncertainties and other factors may cause our future results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements and include, among other things: the current global economy, our success with the integration of our recently completed acquisition of Catapult and pending acquisition of Agilent Technologies’ N2X Data Network Testing Product line, competition, our ability to successfully defend any claims from taxing authorities in the various countries where we conduct business, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and our ability to realize all of the expected benefits of our restructuring plan. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside of our control and are difficult for us to forecast or mitigate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$15,322	$192,791
Short-term investments in marketable securities	58,565	9,850
Accounts receivable, net	37,219	34,001
Inventories	16,182	14,966
Deferred income taxes	6,313	4,855
Prepaid expenses and other current assets	4,140	4,981

Total current assets	137,741	261,444

Investments in marketable securities	54,813	3,657
Property and equipment, net	18,056	18,506
Deferred income taxes	26,835	14,945
Intangible assets, net	52,032	10,592
Goodwill	39,194	16,728
Other assets	2,290	2,554

Total assets	$330,961	$328,426

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,228	$4,729
Accrued expenses	20,612	18,823
Deferred revenues	24,481	19,558
Income taxes payable	673	452

Total current liabilities	49,994	43,562

Deferred revenues	4,681	6,109
Other liabilities	12,321	5,559

Total liabilities	66,996	55,230

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at September 30, 2009 and December 31, 2008; 62,635 and 63,391 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	85,717	92,386
Additional paid-in capital	116,155	107,882
Retained earnings	60,314	73,182
Accumulated other comprehensive income (loss)	1,779	(254)

Total shareholders’ equity	263,965	273,196

Total liabilities and shareholders’ equity	$330,961	$328,426

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues:
Products	$37,076	$39,888	$97,598	$113,605
Services	9,298	7,436	24,305	21,290

Total revenues	46,374	47,324	121,903	134,895

Costs and operating expenses:(1)
Cost of revenues — products	10,461	8,100	25,971	24,940
Cost of revenues — services	823	965	2,567	3,153
Research and development	13,692	12,483	37,001	36,991
Sales and marketing	15,233	14,474	42,990	44,197
General and administrative	7,359	6,526	20,097	18,944
Amortization of intangible assets	3,774	1,374	6,485	4,282
Acquisition related	880	—	3,402	738
Restructuring	2,527	—	3,538	—

Total costs and operating expenses	54,749	43,922	142,051	133,245

(Loss) income from operations	(8,375)	3,402	(20,148)	1,650
Interest and other income, net	343	1,405	1,572	5,938
Other-than-temporary impairment on investments	(1,356)	(4,298)	(2,761)	(4,298)

(Loss) income before income taxes	(9,388)	509	(21,337)	3,290
Income tax (benefit) expense	(3,165)	26	(8,469)	920

Net (loss) income	$(6,223)	$483	$(12,868)	$2,370

(Loss) earnings per share:
Basic	$(0.10)	$0.01	$(0.21)	$0.04
Diluted	$(0.10)	$0.01	$(0.21)	$0.04

Weighted average number of common and common equivalent shares outstanding:
Basic	62,551	63,473	62,649	65,580
Diluted	62,551	64,416	62,649	66,539

(1) Stock-based compensation included in:
Cost of revenues — products	$76	$120	$339	$368
Cost of revenues — services	29	45	129	140
Research and development	596	866	3,259	2,749
Sales and marketing	271	781	2,332	2,555
General and administrative	626	552	1,986	1,920

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended September 30,
	2009		2008
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$11,284	24.3%	$9,065	19.2%
Inventory charges(a)	(1,012)	-2.2%	—	—%
Stock-based compensation(b)	(105)	-0.2%	(165)	-0.4%

Total cost of revenues — Non-GAAP	$10,167	21.9%	$8,900	18.8%

Operating expenses — GAAP	$43,465	93.7%	$34,857	73.7%
Amortization of intangible assets(c)	(3,774)	-8.1%	(1,374)	-2.9%
Acquisition related(d)	(880)	-1.9%	—	—%
Restructuring(e)	(2,527)	-5.4%	—	—%
Stock-based compensation(b)	(1,493)	-3.3%	(2,199)	-4.7%

Operating expenses — Non-GAAP	$34,791	75.0%	$31,284	66.1%

(Loss) income from operations — GAAP	$(8,375)	-18.1%	$3,402	7.2%
Effect of reconciling items(f)	9,791	21.2%	3,738	7.9%

Income from operations — Non-GAAP	$1,416	3.1%	$7,140	15.1%

Other-than-temporary impairment on investments — GAAP	$(1,356)	-2.9%	$(4,298)	-9.1%
Effect of reconciling items(g)	1,356	2.9%	4,298	9.1%

Other-than-temporary impairment on investments — Non-GAAP	$—	—%	$—	—%

Income tax (benefit) expense — GAAP	$(3,165)	-6.8%	$26	0.1%
Effect of reconciling items(h)	3,379	7.3%	2,188	4.6%

Income tax expense — Non-GAAP	$214	0.5%	$2,214	4.7%

Net (loss) income — GAAP	$(6,223)	-13.4%	$483	1.0%
Effect of reconciling items(i)	7,768	16.7%	5,848	12.4%

Net income — Non-GAAP	$1,545	3.3%	$6,331	13.4%

Diluted (loss) earnings per share — GAAP	$(0.10)		$0.01
Effect of reconciling items(j)	0.12		0.09

Diluted earnings per share — Non-GAAP	$0.02		$0.10

(a)	This reconciling item consists of approximately $850,000 for the write-down of certain inventory items and approximately $162,000 for the recognition of purchase price accounting related to the fair value of sold inventory attributable to the acquisition of Catapult Communications Corporation. While we may have additional inventory write-downs in the future as well as amortization of purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of Catapult Communications Corporation and the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This reconciling item represents costs associated with our acquisition of Catapult Communications Corporation in June 2009 and our recently announced definitive agreement to buy Agilent Technologies’ N2X Data Network Testing Product line. Acquisition related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting, tax, valuation and other related services, integration related consulting fees, required regulatory costs and other related expenses. We believe that by excluding acquisition related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents costs associated with our restructuring plan announced during the second quarter of 2009 as well as the restructuring costs related to our acquisition of Catapult Communications Corporation. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This reconciling item represents other-than-temporary impairments on our previous investments in auction rate securities and long term bonds issued by Lehman Brothers Holdings, Inc. As these other-than-temporary impairments represent non-cash charges that are not directly attributable to the underlying performance of our business operations, we believe that by excluding these other-than-temporary impairments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g).

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax.

(j)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Nine months ended September 30,
	2009		2008
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$28,538	23.4%	$28,093	20.8%
Inventory charges(a)	(1,785)	-1.5%	—	—%
Stock-based compensation(b)	(468)	-0.3%	(508)	-0.4%

Total cost of revenues — Non-GAAP	$26,285	21.6%	$27,585	20.4%

Operating expenses — GAAP	$113,513	93.1%	$105,152	78.0%
Amortization of intangible assets(c)	(6,485)	-5.3%	(4,282)	-3.2%
Acquisition related(d)	(3,402)	-2.8%	—	—%
Restructuring(e)	(3,538)	-2.9%	—	—%
Stock-based compensation(b)	(7,577)	-6.2%	(7,224)	-5.4%

Operating expenses — Non-GAAP	$92,511	75.9%	$93,646	69.4%

(Loss) income from operations — GAAP	$(20,148)	-16.5%	$1,650	1.2%
Effect of reconciling items(f)	23,255	19.0%	12,014	9.0%

Income from operations — Non-GAAP	$3,107	2.5%	$13,664	10.2%

Other-than-temporary impairment on investments — GAAP	$(2,761)	-2.3%	$(4,298)	-3.2%
Effect of reconciling items(g)	2,761	2.3%	4,298	3.2%

Other-than-temporary impairment on investments — Non-GAAP	$—	—%	$—	—%

Income tax (benefit) expense — GAAP	$(8,469)	-6.9%	$920	0.7%
Effect of reconciling items(h)	9,211	7.5%	5,175	3.8%

Income tax expense — Non-GAAP	$742	0.6%	$6,095	4.5%

Net (loss) income — GAAP	$(12,868)	-10.6%	$2,370	1.8%
Effect of reconciling items(i)	16,805	13.8%	11,137	8.2%

Net income — Non-GAAP	$3,937	3.2%	$13,507	10.0%

Diluted (loss) earnings per share — GAAP	$(0.21)		$0.04
Effect of reconciling items(j)	0.27		0.16

Diluted earnings per share — Non-GAAP	$0.06		$0.20

(a)	This reconciling item consists of approximately $850,000 for the write-down of certain inventory items and approximately $162,000 for the recognition of purchase price accounting related to the fair value of sold inventory attributable to the acquisition of Catapult Communications Corporation. While we may have additional inventory write-downs in the future as well as amortization of purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of Catapult Communications Corporation and the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This reconciling item represents costs associated with our acquisition of Catapult Communications Corporation in June 2009 and our recently announced definitive agreement to buy Agilent Technologies’ N2X Data Network Testing Product line. Acquisition related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting, tax, valuation and other related services, integration related consulting fees, required regulatory costs and other related expenses. We believe that by excluding acquisition related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents costs associated with our restructuring plan announced during the second quarter of 2009 as well as the restructuring costs related to our acquisition of Catapult Communications Corporation. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This reconciling item represents other-than-temporary impairments on our previous investments in auction rate securities and long term bonds issued by Lehman Brothers Holdings, Inc. As these other-than-temporary impairments represent non-cash charges that are not directly attributable to the underlying performance of our business operations, we believe that by excluding these other-than-temporary impairments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g).

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax.

(j)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax, on a diluted per share basis.